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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) May 20, 1999 (May 10, 1999)


                           Commission File No. 0-11772

                             UNITED DIAGNOSTIC, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     25-1411971
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation of organization)


476 Main Street, Suite 3-DFL, Wakefield, Rhode Island                   02879
-----------------------------------------------------                   -----
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (401) 789-9995

                    ----------------------------------------

         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS

         On May 10, 1999, Physicians Clinical Laboratory, Inc. ("PCL"), which is 49.9% owned by the Company, disposed of substantially all of its assets to Unilab Corporation ("Unilab") in exchange for a combination of cash, a convertible promissory note of Unilab and Unilab common stock. The sale consideration was valued in the aggregate at approximately $40 million. Until the date of the sale of its assets, PCL had been engaged in the business of providing clinical laboratory services in the State of California. The proceeds of sale were principally used to satisfy a portion of PCL's secured indebtedness, which aggregated approximately $70 million at the time of sale. PCL was in default under all of this indebtedness at the time of the sale.

         No proceeds of the sale of PCL assets were available for distribution to the PCL shareholders. However, in connection with the sale, the Company received a payment of $3,250,000 in cash from certain holders of PCL's secured indebtedness.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                UNITED DIAGNOSTIC, INC.

                                           By:  /s/ J. Marvin Feigenbaum
                                                -----------------------------
                                                J. Marvin Feigenbaum
                                                Chairman of the Board,
                                                President, Chief Executive
                                                and Chief Financial Officer

Dated:  May 20, 1999




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